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                 Hyperion Software Corporation and Subsidiaries
   Exhibit (11) - Statement Re: Computation of Earnings Per Share (Unaudited)
                    (In thousands, except per share amounts)

                                                 THREE MONTHS ENDED   SIX MONTHS ENDED
                                                     DECEMBER 31,        DECEMBER 31,
                                                   1995      1994      1995      1994
                                                  -----------------   -----------------
PRIMARY
   Weighted average number of common shares
     outstanding                                   16,532    15,456    16,379    15,394
   Weighted average number of common equivalent
     shares outstanding                             1,398     1,784     1,531     1,708
                                                  -----------------   -----------------
                                                   17,930    17,240    17,910    17,102
                                                  =================   =================
   Net income                                     $ 1,521   $ 2,011   $ 3,737   $ 3,882
                                                  =================   =================
   Per share amount                               $   .08   $   .12   $   .21   $   .23
                                                  =================   =================
FULLY DILUTED
   Weighted average number of common shares
     outstanding                                   16,532    15,456    16,379    15,394
   Weighted average number of common equivalent
     shares outstanding                             1,398     1,838     1,564     1,854
                                                  -----------------   -----------------
                                                   17,930    17,294    17,943    17,248
                                                  =================   =================
   Net income                                     $ 1,521   $ 2,011   $ 3,737   $ 3,882
                                                  =================   =================
   Per share amount                               $   .08   $   .12   $   .21   $   .23
                                                  =================   =================